EXHIBIT 10.22

                                  MORTGAGE NOTE


$949,042.00                                                       April 15, 1999
                                                                Albany, New York


         For value received, IFS INTERNATIONAL, INC., a New York business corporation with an office and its principal place of business located at 300 Jordan Road, Troy, New York 12180 (the "Borrower") promises to pay to the order of NEW YORK BUSINESS DEVELOPMENT CORPORATION, a corporation organized and existing under Article 5-A of the Banking Law of the State of New York (the "Lender"), at 41 State Street, Albany, New York 12207, or at such other place as Lender may from time to time designate, the principal sum of NINE HUNDRED FORTY NINE THOUSAND FORTY TWO AND NO/100 DOLLARS ($949,042.00), with interest thereon at a fixed rate per annum equal to eight and eleven hundredths percent (8.11 %), in the following manner:

         On the earlier of May 1, 1999 and on the first day of each month thereafter up to and including the Maturity Date (as hereinafter defined), the Borrower shall make monthly payments of principal and interest equal to $8,002.36. In addition, the entire unpaid principal balance hereof, together with accrued interest thereon and accrued late charges, if any, and all other sums due hereunder and under the Mortgage (as hereinafter defined), shall be finally due and payable on April 1, 2009 (the "Maturity Date").

         All payments hereunder shall be applied first to the payment of accrued late payments, if any, then to the payment of interest at the aforesaid rate on the principal amount remaining unpaid and the balance, if any, shall be applied in reduction of principal.

         Interest shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed and shall accrue from the date of advance of funds until receipt of payment by Lender.

         During the term of this Note, the Borrower shall have the option of paying the Principal Sum to the Lender in advance of the Maturity Date, in whole or in part, at any time and from time to time upon written notice received by the Lender at least thirty (30) days prior to making such prepayment; provided, however, that together with such prepayment, the Borrower shall pay to the Lender a premium equal to the greater of (a) one percent (1%) of the amount of such prepayment, or (b) an amount equal to (i) the difference between the Note Rate and the most recent yield on United States Treasury Obligations adjusted to a constant maturity having a term most nearly corresponding to the term remaining from the date of prepayment to the Maturity Date, in effect two (2) business days prior to the prepayment date as published by the Board of Governors of the Federal Reserve System in the Federal Reserve Statistical Release H.15(519), or by such other quoting service, index or commonly available source utilized by New York Business Development Corporation multiplied by (ii) a fraction, the numerator of which is the number of days remaining in the term and the denominator of which is 365, multiplied by (iii) the amount of such prepayment. Upon making any prepayment of the principal balance hereof in whole, the Borrower shall pay to the Lender all interest and expenses owing pursuant to this Note and remaining unpaid. Each partial prepayment of the principal sum shall be applied inverse order of maturity to the principal included in the installments provided for herein.

         In the event the Maturity Date of this Note is accelerated following an Event of Default, any tender of payment of the amount necessary to satisfy the entire indebtedness made after such Event of Default shall be expressly deemed a voluntary prepayment. In such case, to the extent permitted by law, the Lender shall be entitled to the amount necessary to satisfy the entire indebtedness, plus the appropriate prepayment premium calculated in accordance with the preceding paragraph.

         In the event that any payment required by this Note on account of the terms hereof, by acceleration, maturity or otherwise shall become overdue for a period in excess of ten (10) days a "late charge" of ten cents ($.10) for each dollar ($1.00) so overdue may be charged by the holder hereof for the purpose of defraying the expense incident to handling such delinquent payment.

         The Borrower agrees that in the event of the happening of any one or more of the following: (1) the breach of any of the covenants and agreements contained in this Note or in the Note and Mortgage Consolidation, Modification, Spreader, Extension and Security Agreement dated of even date herewith, by and among the Borrower, the Lender, Town of North Greenbush Industrial Development Agency with consent from Rensselaer Polytechnic Institute (the "Mortgage") which secures this Note or any other agreement by and between the Borrower and the Lender; (2) the occurrence of an Event of Default as defined in the Mortgage;
(3) the dissolution of the Borrower; (4) any petition of bankruptcy being filed by or against the Borrower or any guarantor hereof; (5) the making by the Borrower or any guarantor hereof of an assignment for the benefit of creditors; or (6) the sale or other conveyance of any portion of the premises which are the subject of the Mortgage, then the whole of the principal sum or any part thereof, and of other sums of money secured by the Mortgage shall, forthwith or thereafter, at the option of the Lender, become immediately due and payable without demand or notice, and all of the covenants, agreements, terms and conditions of the Mortgage are hereby incorporated herein with the same force and effect as if herein set forth at length.

         Notwithstanding anything to the contrary herein contained, to the extent that the total amount of interest received in any year exceeds the maximum rate permitted by law, then the amount so determined to be in excess shall be applied in reduction of principal of this Note.

         This Note is secured by, among other things, the Mortgage, which consolidates mortgages given or assigned to the Lender on the real property described therein.

         This Note may not be changed or terminated orally.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

         If this Note is placed with an attorney for collection, the Borrower shall pay all reasonable attorney's fees and expenses incurred by Lender in connection therewith.

         IN WITNESS WHEREOF, the undersigned has executed this Note the day and year first above written.


                        IFS INTERNATIONAL, INC.


                        By:_____________________________________
                        Name:___________________________________
                        Title:____________________________________



STATE OF NEW YORK )
                                    ) SS.:
COUNTY OF                           )

         On this __ day of April, 1999, before me personally came __________________, to me known, who being by me duly sworn, did depose and say that he resides at __________________________, New York, that he is the _________________ of IFS INTERNATIONAL, INC., the corporation described in and which executed the foregoing instrument, and he acknowledged that he signed his name thereto by order of the Board of Directors of said corporation.

                              ---------------------------------------
                              Notary Public